UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 24, 2014

COVANTA HOLDING CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-06732	95-6021257
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

445 South Street Morristown, New Jersey	07960
(Address of principal executive offices)	(Zip Code)

(862) 345-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	On June 24, 2014, Covanta Holding Corporation (the “Company”), appointed Thomas Bucks as the Company’s Senior Vice-President, Finance and he will no longer serve as Senior Vice-President, Chief Accounting Officer, effective June 24, 2014. Mr. Bucks has served as the Company’s Senior Vice-President, Chief Accounting Officer since 2012 and served as Vice-President, Chief Accounting Officer since 2005.

(c)	On June 24, 2014, the Board of Directors of the Company appointed Neil Zieselman, 38, as the Company’s Vice-President and Chief Accounting Officer, effective June 24, 2014. Mr. Zieselman has served as the Company’s Corporate Controller since 2010. Previously at the Company he served as Domestic Operations Controller from 2007 to 2010 and as Director, External Reporting from 2006 to 2007. Prior to joining the Company, he held accounting and finance positions with Cendant Corporation and Avaya Inc. He began his career as an auditor with PricewaterhouseCoopers LLP. Mr. Zieselman is a licensed CPA and graduated Summa Cum Laude with a Bachelors of Science degree in Accounting from Rider University.

As a result of Mr. Zieselman’s appointment, he is eligible to participate in the Company’s Severance Plan for Senior Executives. For more information on the Company’s Severance Plan for Senior Executives, see “Severance Plan and Potential Payments upon Termination or Change in Control” in the Company’s Proxy Statement for its Annual Meeting held on May 8, 2014, filed with the SEC on March 24, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 25, 2014

COVANTA HOLDING CORPORATION (Registrant)

By:	/s/ Timothy J. Simpson
Name:	Timothy J. Simpson
Title:	Executive Vice President, General Counsel and Secretary